UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2018 (August 27, 2018)

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001‑36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 28, 2018, PJT Partners Inc. (the “Company”) announced that it entered into an agreement to acquire CamberView Partners Holdings, LLC (“CamberView”), a leading advisory firm providing independent advice to assist public company boards of directors and management teams in building strong and successful relationships with investors. CamberView has extensive experience advising clients in all aspects of corporate governance and shareholder activism, including contested situations.

The Company, PJT Partners Holdings LP, an affiliate of the Company (“Purchaser”), Blue Merger Sub LLC, a wholly owned subsidiary of Purchaser (“Merger Sub”), CamberView and CC CVP Partners Holdings, L.L.C., solely in its capacity as securityholder representative, entered into an Agreement and Plan of Merger, dated as of August 27, 2018 (the “Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into CamberView  (the “Merger”), with CamberView being the surviving entity and the Company being the ultimate parent company of CamberView.

Under the terms of the Agreement, the Company will acquire 100% ownership of CamberView in exchange for total consideration of approximately $165 million, comprised of approximately $100 million of equity in a combination of Class A common stock and common units of partnership interest in Purchaser (“Partnership Units”) and $65 million of cash, subject to net working capital and other adjustments as set forth in the Agreement.

Shares of the Company’s Class A common stock and Partnership Units will be issued pursuant to exemptions from registration provided by Regulation D of the Securities Act of 1933, as amended.

Certain members of management of CamberView have entered into employment agreements with Purchaser that become effective upon the closing of the Merger. The Company will also grant restricted stock and/or units and other deferred compensation, subject to service or service and market conditions, to a broad-based group of CamberView employees.

Consummation of the Merger is subject to various customary conditions, including the termination or expiration of the waiting period under the Hart-Scott Rodino Antitrust Act. The parties anticipate closing the Merger early in the fourth quarter of 2018.

In addition, on August 27, 2018, the Company and CC CVP Partners Holdings, L.L.C., in its capacity as securityholder representative, entered into a registration rights agreement pursuant to which, among other things, the Company granted registration rights to certain unitholders of CamberView that are being issued shares of Class A common stock and Partnership Units in the transaction.

For additional information, see the press release attached as Exhibit 99.1 to this report, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On August 28, 2018, the Company issued a press release regarding entry into an agreement to acquire CamberView.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press release of PJT Partners Inc. dated August 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PJT Partners Inc.
By:	/s/ James W. Cuminale
Name: James W. Cuminale
Title: General Counsel

Date: August 28, 2018